PRESS RELEASE



FOR IMMEDIATE RELEASE                  CONTACT:

CompX International Inc.               Joseph S. Compofelice
16825 Northchase Drive, Suite 1200     Chief Executive Officer
Houston, TX 77060                      Tel. 281.423.3303



               COMPX 1999 SECOND QUARTER EARNINGS CONFERENCE CALL

     HOUSTON, TEXAS . . . July 20, 1999 . . . CompX International Inc. (NYSE:
CIX) second quarter 1999 earnings conference call is scheduled for Wednesday, July 21, 1999 at 9:00 AM Eastern Time. You may participate in the conference call by dialing 1.800.230.1093 for Domestic callers and 612.332.0228 for International callers, approximately five minutes before the call is scheduled to begin. When the operator answers, please indicate that you wish to join the CompX International Inc. conference call. The operator will take your name, company's name, telephone and fax numbers and place you on hold until the call begins. A taped replay of the call will be available until 11:59 PM on July 26 1999 by dialing 1.800.475.6701 (domestic) and 320.365.3844 (international) and using the access code of 461129. If you have any questions about accessing the conference call, please call CompX at 281.423.3377.

     CompX is a leading manufacturer of ergonomic computer support systems, precision ball bearing slides and locking systems.

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